SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 23, 2003
Date of Report (Date of earliest event reported)

Commission File Number 000-32127

GUIDELINE CAPITAL, INC.
(Exact name of small business issuer as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	86-1004672 (IRS Employer Identification No.)

1607 N.E. 41st Avenue
Portland, Oregon  97232
(Address of principal executive offices)

(888) 466-5731
(Issuer's telephone number)

Item 1.            Change in Control of Registrant.

Pursuant to the terms of the Agreement described in Item 2 of this Report, Mona Qamar has acquired 4,300,000 shares of the Registrant's common stock which constitutes approximately 20% of the Registrant's issued and outstanding common stock.  The shares were issued directly to Mona Qamar by the Registrant.

Item 2.            Acquisition or Disposition of Assets.

On June 23, 2003, the Registrant entered into an agreement with On Guard Systems, Inc. pursuant to which the Registrant acquired 100% of the issued and outstanding common stock of On Guard Systems, Inc. In exchange for the shares of On Guard Systems, the Registrant issued 11,000,000 shares of its common stock and is required to pay to On Guard Systems, Inc. the sum of $100,000 on or before July 23, 2003.

On Guard Systems, Inc is a privately held company which is in the business of providing state-of-the-art commercial and industrial security systems.  On Guard Systems, Inc. will be transferring to the Registrant its interest in the ECSI security equipment developed by Electronic Controls Systems, Inc of New Jersey. Attached as exhibits to this Report are the agreements referred to herein.

Item 6.            Resignation of Registrant's Directors.

Effective June 20, 2003, Thomas Platfoot resigned as President and the sole director of the Registrant.  Ernest J. Wesson, William T. Wickett and John Brownlee-Baker have been elected to the Board of Directors. Mr. Wesson will serve as the Registrant's President, Mr. Wickett will serve as Treasurer and John Brownlee-Baker will serve as Secretary.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Item 7.            Financial Statements and Exhibits.

Please refer to Exhibit 13.1, Audited Financial Statements of On Guard Systems, Inc. attached hereto.

Guideline Capital, Inc.

By:/s/Ernest J. Wesson
        Ernest J. Wesson, President

Dated:   October 22, 2003